Exhibit (c)(2)

Strictly Private and Confidential

Fairness Opinion - Equity Lifestyle Properties, Inc.

Fairness Opinion Presentation

to the

Board of Directors

of

Equity Lifestyle Properties, Inc.

August 7, 2012

PRIVATE AND CONFIDENTIAL

Preface

This material has been prepared by Houlihan Capital, LLC (“Houlihan”) as part of a presentation being made to the Board of Directors (the “Board”) of Equity Lifestyle Properties, Inc (“ELS” or the “Company”) in support of our opinion of fairness, from a financial point of view (the “Opinion”) for the Board’s consideration of a potential Transaction (as defined herein) involving the replacement of the Company’s existing 8.034% redeemable Series A Preferred Stock (the “Series A Preferred Stock”) with newly issued preferred shares bearing a lower dividend yield (the “New Preferred Stock”). Our analyses contained herein are confidential and for the use of the Board.  Any publication or use of this material or the analyses contained herein without the express written consent of Houlihan is strictly prohibited. Notwithstanding the foregoing, we understand this presentation may be included as an attachment to the Company’s SEC filings related to this Transaction. This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in the Opinion and subject to the understanding that the obligations of Houlihan and any of its affiliates in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder, or controlling person of Houlihan or any of its affiliates shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates against any such person with respect to the Opinion other than Houlihan.

Among the activities conducted in the course of our engagement as financial advisor, Houlihan received and reviewed business and financial information provided by ELS in connection with the analyses contained herein.  We have not independently verified any such information and have relied on all such information as being complete and accurate in all material respects.

Several analytical methodologies have been employed herein and no one method of analysis should be regarded as critical to the overall conclusion we have reached.  Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.  The conclusions we have reached are based on all the analyses and factors presented herein taken as a whole and also on application of our own experience and judgment.  Such conclusion may involve significant elements of subjective judgment or qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the material that follows.  Our only opinion is the formal written Opinion we have expressed as to the fairness of the Transaction, from a financial point of view, to the existing preferred shareholders of ELS. The Opinion, the analyses contained herein and all conclusions drawn from such analyses are necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of this presentation.

PRIVATE AND CONFIDENTIAL

Table of Contents 3

Executive Summary

4

Background

4

Houlihan Process and Approach

5

Conclusion

9

Due Diligence Procedures

10

Company Overview

11

Company Overview

12

Transaction Overview

19

Transaction Overview

19

Fairness Analysis Overview

20

Public Company Analysis

21

Existing Terms of Series A Preferred Stock

23

Comparable Transactions Method

25

Cost of Capital Analysis

27

Preferred Stock Coupon Rate Conclusion

33

Conclusion

34

Exhibit A: Guideline Public Companies Description

37

PRIVATE AND CONFIDENTIAL

Executive Summary

Background

Houlihan understands that the Company is contemplating a transaction pursuant to which it will seek to replace the Series A Preferred Stock with the New Preferred Stock (the “Transaction”).

We understand various options for the Company include redeeming the Series A Preferred Stock at par and funding the redemption with proceeds from a new issuance of lower-yielding preferred securities and/or other sources of financing, including but not limited to its balance sheet; or, alternatively, the Company could conduct an exchange offer in which the existing holders of the Series A Preferred Stock would exchange some or all of their shares for newly issued preferred securities.

Houlihan has been retained by the Board to render an Opinion to the Board as to whether, as of the date of such Opinion, the Transaction is fair, from a financial point of view, to the existing preferred shareholders of the Company.

Houlihan is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, underwritings, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks and valuations for corporate and other purposes. Houlihan has received a non-contingent fee from ELS relating to its services in providing the Opinion. In an engagement letter executed on August 1, 2012, ELS has agreed to indemnify Houlihan with respect to Houlihan’s services relating to the Opinion.

PRIVATE AND CONFIDENTIAL

Executive Summary

Houlihan Process and Approach

•

Houlihan was engaged to provide a fairness opinion to the Board regarding the fairness of the Transaction, from a financial point of view, to the existing preferred shareholders of the Company.

•

Houlihan conducted due diligence in order to identify key issues and parties involved, address potential conflicts of interest and related parties, and identify methods of analyses to be considered in the Opinion.

•

Houlihan analyzed the proposed structure of the Transaction and corresponding value to be realized by the existing preferred shareholders of the Company.

•

Houlihan analyzed internal and external factors which could influence the value of the New Preferred Stock and performed such other analyses deemed appropriate and consistent with accepted business valuation techniques.

•

Houlihan prepared its Opinion and conducted an internal fairness committee meeting in order to assess the fairness of the Transaction.

PRIVATE AND CONFIDENTIAL

Executive Summary

Houlihan Process and Approach (continued)

In performing its analysis, Houlihan considered the following factors which are typically important in the analysis of a going private transaction according to the United States Security and Exchange Commission’s schedule 13E-3:

•  Current market prices of preferred stock;

•  Historical market prices of preferred stock;

•  The net book value of the Company;

•  The going concern value of the Company;

•  The liquidation value of the Company;

•

The price paid for the Series A Preferred Stock in purchases by the Company or its affiliates over the previous two fiscal years;

•

Reports, opinions, or appraisals received by the Company or its affiliates relating to the Transaction’s fairness; and

•

Other firm offers during the preceding two years for merger, consolidation, or sale of assets of the Company, or for securities of the Company sought in order to exercise control.

PRIVATE AND CONFIDENTIAL

Executive Summary

Houlihan Process and Approach (continued)

Houlihan’s opinion addresses only the fairness to the Company’s existing preferred stockholders, from a financial point of view, of the Series A Preferred Stock being replaced by the New Preferred Stock. Houlihan was not requested to opine as to, and its opinion does not address:

•

the underlying business decision of the Company, the Company’s security holders or any other party to proceed with or effect the proposed Transaction;

•

the fairness of any portion or aspect of the proposed Transaction not expressly addressed in its opinion;

•

the terms of the New Preferred Stock (except as expressly set forth in its opinion as to the fairness from a financial point of view of the Series A Preferred Stock being replaced by the New Preferred Stock), including without limitation the closing conditions and other provisions thereof;

•

the fairness of any portion or aspect of the proposed Transaction to the holders of any class of securities, creditors or other constituencies of ELS, or any other party other than those set forth in its opinion;

•

the relative merits of the proposed Transaction as compared to any alternative business strategies that might exist for ELS or the effect of any other transaction in which the Company might engage; or

•

the tax or legal consequences of the proposed Transaction to either ELS, its security holders, or any other party.

PRIVATE AND CONFIDENTIAL

Executive Summary

Houlihan Process and Approach (continued)

Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice.

Houlihan was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of ELS, nor was Houlihan provided with any such appraisal or evaluation.

Houlihan was not requested to, and did not:

•

initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction or any alternatives to the proposed Transaction;

•

negotiate the terms of the proposed Transaction; or

•

advise the Board with respect to alternatives to the proposed Transaction.

Houlihan’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Houlihan is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion.

PRIVATE AND CONFIDENTIAL

Executive Summary

Conclusion

•

The Transaction in which the existing Series A Preferred Stock will be exchanged for the New Preferred Stock is fair, from a financial point of view, to the existing preferred shareholders of the Company.

Equity Lifestyle Properties, Inc.

Indicated Preferred

Preferred Stock Coupon Range

Stock Coupon Range

Comparable Cost of Capital

Comparable Transactions Method

5.00%

5.50%

6.00%

6.50%

7.00%

7.50%

8.00%

PRIVATE AND CONFIDENTIAL

Due Diligence

Due Diligence Procedures

In completing our analyses and for purposes of the Opinion set forth herein, Houlihan has, among other things, performed the following:

•

Held discussions with certain members of ELS’ senior management (“Management”) regarding the Transaction and the outlook for the Company;

•

Reviewed a draft document outlining the key terms regarding the New Preferred Stock, dated July 23, 2012;

•

Reviewed a document comparing the key terms of the Series A Preferred Stock with the key terms of other preferred stock issued by Real Estate Investment Trusts (“REITs”);

•

Reviewed an ELS presentation regarding a line of credit extension, dated July 2, 2012;

•

Reviewed a third amendment to an amended and restated credit agreement by and among MHC Operating Limited Partnership, ELS, certain lenders and Wells Fargo Bank National Association, dated July 20, 2012;

•

Obtained, reviewed and/or analyzed certain information relating to the historical, current and future operations of the Company on a pro forma basis including, but not limited to the following:

o

The Company’s latest reports on Form 10-Q and 10-K and other relevant public documents as filed with the Securities and Exchange Commission; and

o

Company presentations and other supplemental financial information filed on the Company’s website.

PRIVATE AND CONFIDENTIAL

Due Diligence

Due Diligence Procedures (continued)

•

Reviewed a draft Tender Offer Statement regarding an offer by ELSO to acquire all Series A Preferred Stock, dated August 1, 2012;

•

Reviewed approved and draft board meeting, audit committee meeting, executive committee meeting, and compensation, nominating and corporate governance committee meeting minutes of ELS as well as the annual meeting of stockholders draft meeting minutes from July 31, 2011 through July 31, 2012;

•

Reviewed certain insurance policies of ELS covering D&O insurance policies and other property, liabilities and operations insurance policies;

•

Reviewed the industry in which the Company operates, which included a review of (i) certain industry research, (ii) certain comparable publicly traded companies and (iii) comparable issuances of preferred stock;

•

Reviewed certain other relevant, publicly available information, including economic, industry, and Company specific information.

Company Overview

PRIVATE AND CONFIDENTIAL

Company Overview

Company Overview

•

ELS owns and operates resort and retirement oriented properties. It leases developed areas with access to utilities for the placement of pre-fabricated homes or recreational vehicles.

o

Founded in 1992, ELS’ business has grown to employ 3,500 employees and has controlling ownership interests in a portfolio of 382 properties located throughout the United States and Canada as of December 31, 2011.

o

ELS has properties located in 32 states and British Columbia, with large densities in Florida (119), California (49), Arizona (41), and Texas (15).

o  ELS has qualified as a REIT since 1993, when its shares began trading on the NYSE.

•

ELS believes that its size, national scope and status as a publicly traded REIT afford benefits unavailable to smaller, private owners. In 2011, ELS reported 52% of its revenues from community base rental fees, 25% from resort base rental fees, and 23% from its utilities and usage rights segment.

o

Usage rights are membership contracts granting the right to use a resort property on a continuous basis for 14 days.

•

In addition to rental and usage right fees, ELS also maintains operations engaged in home sales, which generated gross revenue of $6.1 million in 2011.

PRIVATE AND CONFIDENTIAL

Company Overview

Company Overview (continued)

In an industry with little barriers to entry, ELS differentiates itself through its products, amenities and value afforded to its customers.

•

  ELS’ properties are designed and manufactured for several home options of various sizes and designs.

o  Homes are produced off-site and then transported for installation. This process decreases costs, which are directly passed on to consumer.

o  Homes can range from 400 square ft. (known as resort cottages) to just over 2,000 square ft.

o

Site-set homes average more than 1,400 square ft. and offer custom features including peaked roofs, skylights, screened-in porches, bay windows, fireplaces and designer kitchens.

o  Average new site home prices are just over $75,000. Depending on the region of the country, construction costs per square ft. can be $20 to $50 less than a comparable site-built home.

•

  Properties provide shared neighborhood amenities.

o  Generally contain centralized entrances, paved streets, curbs, gutters, and driveways.

o  Properties may also have sites accommodating a variety of recreational vehicles.

o

Many properties include amenities and activities such as restaurants, swimming pools, whirlpools and spas, golf courses, tennis courts, lawn bowling, shuffleboard courts, game rooms, exercise gyms, marinas, boat docks, basketball and volleyball courts, picnic facilities, laundry machines and cable television services.

PRIVATE AND CONFIDENTIAL

Company Overview

PRIVATE AND CONFIDENTIAL

Company Overview

Company Overview (continued)

•

Properties generally are designed to attract to attract retirees, empty nesters, vacationers and second-home owners, with certain properties focused on lower priced housing for families.

o  ELS focuses on owning properties in or near large metropolitan markets and retirement and vacation destinations.

o  Approximately 75% of home site residents are 55 years old or older, and nearly two thirds of ELS communities are marketed exclusively as aged qualified communities.

o Within communities, ELS offers planned social activities and group outings to residents in order to foster relationships between neighbors.

PRIVATE AND CONFIDENTIAL

Aug-01-2011
Aug-16-2011
Aug-31-2011
Sep-16-2011
Oct-03-2011
Oct-18-2011
Nov-02-2011
Nov-17-2011
Dec-05-2011
Dec-20-2011
Jan-06-2012
Jan-24-2012
Feb-08-2012
Feb-24-2012
Mar-12-2012
Mar-27-2012
Apr-12-2012
Apr-27-2012
May-14-2012
May-30-2012
Jun-14-2012
Jun-29-2012
Jul-17-2012

Company Overview

Company Overview (continued)

•

ELS has been publicly traded on the New York Stock Exchange since 1992 when the Company completed its initial public offering.

75.00

70.00

65.00

60.00

55.00

50.00

Equity LifeStyle Properties, Inc. (NYSE:ELS) - Volume

Equity LifeStyle Properties, Inc. (NYSE:ELS) - Share Pricing

7.00mm

6.00mm

5.00mm

4.00mm

3.00mm

2.00mm

1.00mm

0.00

PRIVATE AND CONFIDENTIAL

Company Overview

Company Overview (continued)

•   The following provides a summary of current common stock share statistics:

ELS Share Statistics1

Daily Average Volume (3 month):

Daily Average Volume (10 day):

Shares Outstanding:

Float:

% Held by Insiders:

Shares Short (as of Apr 30, 2012):

Short Ratio (as of Apr 30, 2012):

Short % of Float (as of Apr 30, 2012):

348,803

188,200

41.13M

38.52M (93.7%)

6.82%

300.37k
     0.60

1.00%

1 Source: Yahoo! Finance, Aug 1, 2012

PRIVATE AND CONFIDENTIAL

Company Overview

Company Overview (continued)

Financial Summary:

Equity Lifestyle Properties, Inc.

Historical & Projected Financial Summary

$ in millions

2007

2008

2009

2010

2011

2012 (E)

2013 (E)

Total Revenue

$

416.1

$

447.2

$

492.8

$

503.2

$

568.6

$

683.7

$

698.7

% Growth

7.5%

10.2%

2.1%

13.0%

20.2%

2.2%

EBITDA

$

189.4

$

187.8

$

208.8

$

217.4

$

242.4

$

326.3

$

347.7

% Margin

45.5%

42.0%

42.4%

43.2%

42.6%

47.7%

49.8%

FFO

$

92.8

$

97.6

$

118.1

$

123.2

$

143.2

$

188.1

$

200.2

% Margin

22.3%

21.8%

24.0%

24.5%

25.2%

27.5%

28.7%

Note: Projected financial data was provided by Wall Street analysts through Bloomberg.

PRIVATE AND CONFIDENTIAL

Transaction Overview

Transaction Overview

Transaction Overview

•

As stated, the Company may replace the existing Series A Preferred Stock with New Preferred Stock with a coupon rate of [6.00% - 7.00%].

•

The Company may redeem the Series A Preferred Stock at par and fund the redemption with proceeds from a new issuance of lower-yielding preferred securities and/or other sources of financing, including but not limited to its balance sheet; or, alternatively, the Company could conduct an exchange offer in which the existing holders of the Series A Preferred Stock would exchange some or all of their shares for newly issued preferred securities.

•

The New Preferred Stock would be redeemable on and after [five years after issuance date].

•

The New Preferred Stock would have a [liquidation preference of $25.00 plus accrued and unpaid dividends].

•

The New Preferred Stock would be [convertible by holder into common stock upon the occurrence of a change of control event, subject to the Company’s redemption right and a share/exchange cap]

PRIVATE AND CONFIDENTIAL

Fairness Analysis

Fairness Analysis Overview

To determine on the date of such Opinion whether the Transaction is fair, from a financial point of view, to the existing preferred shareholders of the Company, Houlihan performed an analysis of the following:

•

The Company’s size, growth and leverage data relative to its peer group;

•

The existing terms of the Series A Preferred Stock;

•

The issuance of comparable preferred stock; and

•

The evolution of the Company’s cost of capital since the date of issuance of the Series A Preferred Stock.

PRIVATE AND CONFIDENTIAL

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

[redacted]

Fairness Analysis

Public Company Analysis

Equity Lifestyle Properties, Inc.

Public Company Ratio and Valuation Multiple Comparison

($ in Millions except per share data)

TRADING DATA

Stock Price

% of 52-Week

Shares

Market

Enterprise

EPS

Ticker

Company Name

8/1/2012

High

Low

Outstanding

Capitalization

Value

(LTM)

NYSE:ELS

Equity LifeStyle Properties, Inc.

$

71.61

97.7%

127.3%

41.1

$

2,945.4

$

5,313.1

$

0.63

NYSE:ACC

American Campus Communities, Inc.

$

47.37

98.5%

145.4%

74.7

$

3,539.4

$

5,931.3

$

0.67

NYSE:AEC

Associated Estates Realty Corporation

$

14.60

81.5%

102.5%

49.5

$

722.6

$

1,326.3

$

(0.15)

NYSE:BRE

BRE Properties Inc.

$

50.90

95.0%

128.4%

76.8

$

3,908.9

$

5,597.8

$

0.97

NYSE:EDR

Education Realty Trust, Inc.

$

11.39

96.4%

159.1%

95.3

$

1,085.4

$

1,429.2

$

(0.13)

NYSE:ESS

Essex Property Trust Inc.

$

156.40

96.8%

140.6%

35.2

$

5,507.5

$

8,033.3

$

1.12

NYSE:HME

Home Properties Inc.

$

65.07

96.9%

124.9%

48.7

$

3,166.4

$

6,097.7

$

1.01

NYSE:PPS

Post Properties Inc.

$

51.27

96.8%

159.3%

54.1

$

2,773.5

$

3,690.1

$

0.98

NYSE:SUI

Sun Communities Inc.

$

46.40

97.0%

152.2%

26.5

$

1,228.3

$

2,559.1

$

0.19

Maximum

$

156.40

98.5%

159.3%

95.3

$

5,507.5

$

8,033.3

$

1.12

Median

$

49.14

96.8%

143.0%

51.8

$

2,970.0

$

4,643.9

$

0.82

Mean

$

55.43

94.9%

139.0%

57.6

$

2,741.5

$

4,333.1

$

0.58

Minimum

$

11.39

81.5%

102.5%

26.5

$

722.6

$

1,326.3

$

(0.15)

SIZE, GROWTH AND LEVERAGE DATA

Latest Twelve Months

Historical Growth Rates

Debt/

Debt/

Net Debt/

EBITDA/

Ticker

Company Name

Revenue

EBITDA

FFO

Revenue

EBITDA

Net Income

Equity (%)

Total Cap %

EBITDA

Interest

NYSE:ELS

Equity LifeStyle Properties, Inc.

$

656.7

$

294.6

$

180.1

28.8%

33.6%

-43.4%

77.7%

43.7%

7.31x

2.48x

NYSE:ACC

American Campus Communities, Inc.

$

420.5

$

200.2

$

144.1

14.8%

12.1%

-12.2%

46.0%

31.5%

8.04x

3.53x

NYSE:AEC

Associated Estates Realty Corporation

$

176.7

$

81.0

$

46.4

1.2%

13.2%

NM

83.4%

45.5%

7.42x

2.43x

NYSE:BRE

BRE Properties Inc.

$

389.2

$

242.6

$

174.2

9.9%

10.0%

100.1%

43.1%

30.1%

6.93x

3.47x

NYSE:EDR

Education Realty Trust, Inc.

$

130.3

$

49.1

$

31.8

21.4%

23.3%

NM

31.4%

23.9%

6.76x

2.78x

NYSE:ESS

Essex Property Trust Inc.

$

494.3

$

317.0

$

210.9

17.3%

25.0%

99.2%

42.6%

29.9%

7.36x

3.35x

NYSE:HME

Home Properties Inc.

$

598.9

$

340.9

$

205.0

12.6%

15.9%

86.6%

84.9%

45.9%

7.86x

2.64x

NYSE:PPS

Post Properties Inc.

$

319.8

$

188.4

$

121.5

2.1%

16.7%

43.0%

34.0%

25.4%

4.95x

3.16x

NYSE:SUI

Sun Communities Inc.

$

316.7

$

158.7

$

85.6

17.4%

18.8%

NM

106.8%

51.6%

8.24x

2.19x

Maximum

$

598.9

$

340.9

$

210.9

21.4%

25.0%

100.1%

106.8%

51.6%

8.24x

3.53x

Median

$

354.5

$

194.3

$

132.8

13.7%

16.3%

86.6%

44.5%

30.8%

7.39x

2.97x

Mean

$

355.8

$

197.2

$

127.4

12.1%

16.9%

63.3%

59.0%

35.5%

7.19x

2.94x

Minimum

$

130.3

$

49.1

$

31.8

1.2%

10.0%

-12.2%

31.4%

23.9%

4.95x

2.19x

PRIVATE AND CONFIDENTIAL

[redacted]

[redacted]

[redacted]

[redacted]

P / FFO

Fairness Analysis

Public Company Analysis (continued)

Equity Lifestyle Properties, Inc.

Public Company Ratio and Valuation Multiple Comparison

PUBLIC COMPANY VALUATION MULTIPLES

TEV / Revenue

TEV / EBITDA

P / Earnings

P / FFO

Ticker

Company Name

LTM

2012

LTM

2012

LTM

2012

LTM

2012

NYSE:ELS

Equity LifeStyle Properties, Inc.

8.09x

7.96x

18.04x

16.78x

113.86x

60.69x

16.36x

15.66x

NYSE:ACC

American Campus Communities, Inc.

14.1x

12.9x

29.6x

25.9x

70.9x

117.2x

24.6x

23.7x

NYSE:AEC

Associated Estates Realty Corporation

7.5x

7.5x

16.4x

14.6x

NM

23.9x

15.6x

12.0x

NYSE:BRE

BRE Properties Inc.

14.4x

14.3x

23.1x

22.2x

52.2x

43.4x

22.4x

21.5x

NYSE:EDR

Education Realty Trust, Inc.

11.0x

10.3x

29.1x

23.0x

NM

246.9x

34.1x

23.7x

NYSE:ESS

Essex Property Trust Inc.

16.3x

15.4x

24.1x

23.0x

76.2x

97.7x

27.1x

23.2x

NYSE:HME

Home Properties Inc.

10.2x

9.7x

17.4x

16.4x

62.9x

52.2x

14.9x

16.3x

NYSE:PPS

Post Properties Inc.

11.6x

11.3x

19.7x

21.4x

52.3x

92.7x

22.8x

20.8x

NYSE:SUI

Sun Communities Inc.

8.1x

8.4x

16.1x

15.3x

247.6x

125.4x

14.4x

14.1x

Maximum

16.3x

15.4x

29.6x

25.9x

247.6x

246.9x

34.1x

23.7x

Median

11.3x

10.8x

21.4x

21.8x

66.9x

95.2x

22.6x

21.2x

Mean

11.6x

11.2x

21.9x

20.2x

93.7x

99.9x

22.0x

19.4x

Minimum

7.5x

7.5x

16.1x

14.6x

52.2x

23.9x

14.4x

12.0x

•

Houlihan noted that the Company trades slightly below the median of the peer group in terms of revenue, EBITDA and Funds From Operations (“FFO”) multiples.

•

This is consistent with the Company’s historical performance relative to its peers. Since the date of Issuance of the Series A Preferred stock, the Company has always traded at or below the average of the peer group.

30.0x

25.0x

20.0x

15.0x

10.0x

5.0x

0.0x

Equity Lifestyle Properties, Inc. P/FFO Multiple
                               Relative to Peer Group

Equity Lifestyle Properties,
Inc.

Peer Group Average

PRIVATE AND CONFIDENTIAL

Fairness Analysis

Existing Terms of Series A Preferred Stock

The following provides a summary of the Series A Preferred Stock previously issued by ELS.

Title of Shares:

8.034% Series A Cumulative Redeemable Perpetual Preferred Stock

Number of Shares:

8,000,000

Perpetual (unless the issuer decides to redeem some or all its Series A Preferred

Maturity:

Stock at any time or it is converted by a holder in connection with a change of control triggering event)

Dividends:

8.034% per annum, when, as and if declared by the Board; Payable quarterly

Conversion Upon
Change of Control:

Liquidation
Preference:

Redemption:

Voting Rights:

Convertible by holder into common stock upon the occurrence of a change of control, subject to the Company’s redemption right and a share/exchange cap

$25.00 plus accrued and unpaid dividends upon the liquidation, dissolution or winding up of the Company; Holders of parity preferred stock to share ratably if proceeds insufficient to pay all holders the liquidation preference

Redeemable upon not less than 30 nor more than 60 days’ notice at the
Company’s option for $25.00 plus accrued and unpaid dividends, but not if dividends on parity preferred stock have not been declared and set apart for payment or paid in full unless all parity preferred stock is simultaneously redeemed.

Right to elect two additional directors if and whenever six quarterly dividends are in arrears (voting together with holders of other parity preferred stock) at annual meeting or special meetings of preferred shareholders.

•

Houlihan specifically noted the redemption feature, which allows the Company to redeem the Series A Preferred Stock at any point in time at the Company’s option as long as the conditions described above are met.

•

In addition, the Company currently had approximately $135 million in cash and equivalents on its balance sheet as of 6/30/2012 as well as an unused $380 million line of credit.

PRIVATE AND CONFIDENTIAL

Aug-02-2011
Aug-17-2011
Sep-01-2011
Sep-19-2011
Oct-04-2011
Oct-19-2011
Nov-03-2011
Nov-18-2011
Dec-06-2011
Dec-21-2011
Jan-09-2012
Jan-25-2012
Feb-09-2012
Feb-27-2012
Mar-13-2012
Mar-28-2012
Apr-13-2012
Apr-30-2012
May-15-2012
May-31-2012
Jun-15-2012
Jul-02-2012
Jul-18-2012

Fairness Analysis

Existing Terms of the Series A Preferred Stock (continued)

•

The Series A Preferred Stock has been publicly trading on the New York Stock Exchange since March 1, 2011 when the Company completed the offering for this security.

•

The Series A Preferred Stock is currently trading slightly above its liquidation preference of $25.00.

•

Due to the Company’s immediate redemption option, the Series A Preferred Stock has traded in a relatively tight range.

27.00

2.00mm

1.80mm

26.00

1.60mm

1.40mm

25.00

1.20mm

24.00

1.00mm

800,000.00

23.00

600,000.00

400,000.00

22.00

200,000.00

21.00

0.00

 Equity LifeStyle Properties, Inc. (NYSE:ELS.PRA)    - Volume                       Equity LifeStyle Properties, Inc. (NYSE:ELS.PRA)     - Share Pricing

PRIVATE AND CONFIDENTIAL

Fairness Analysis

Comparable Transactions Method

The Comparable Transactions Method is a market approach which analyzes transactions involving preferred stock issuances by companies operating in industries similar to the Company.

While it is known that no two companies are exactly alike, nor are any two transactions structured exactly the same, consideration is given to the similarity in capital structure, operations, size and profitability, as well as other operating characteristics of the target companies.  Houlihan found 14 comparable preferred stock issuances by REITs during the past three months as shown on the subsequent page.

Houlihan noted that the coupon rate on the comparable preferred stock was influenced by both the size and the leverage of the issuing companies. Each of these factors indicate a varying amount of risk for the issuing company.

•

ELS has a larger market capitalization relative to this peer group.

o

The issuing companies within the peer group having a market capitalization greater than $2 billion typically were able to issue preferred stock at a coupon rate at or below the median. The size of these companies typically implies a more diversified asset portfolio as well as a greater ability to fund dividend payments to the shareholders.

•

ELS’ leverage on the other hand is lower than the average of the peer group.

o

The issuers within the peer group with a debt to total capital ratio less than 50% again typically were able to issue preferred stock with a coupon rate at or below the median.

•

Houlihan concluded that based on the recently issued comparable preferred stock, a reasonable coupon for newly issued ELS preferred stock would be in a range of 6.15% to 6.95%.

•

Houlihan noted that certain issuers in the peer group are mortgage REITs instead of equity REITs such as
ELS. Nevertheless, even when excluding the mortgage REITs from the analysis the conclusion remains unchanged.

PRIVATE AND CONFIDENTIAL

Fairness Analysis

Comparable Transactions Method (continued)

Equity Lifestyle Properties, Inc.

Comparable Transactions Method - REIT Preferred Stock Transactions

$ in millions

Offering

Redeemable On and

Issuer Credit

Total Transaction

Issuer Market

Issuer Debt /

Issuer (Ultimate Parent)

Date

Maturity

After1

Rating

Size

Capitalization

Total Capital

Coupon Rate

Kilroy Realty Corporation2

8/6/2012

Perpetual

N/A

Ba1/BBB-

$

75.0

$

3,259.1

35.3%

6.44%

Taubman Centers, Inc.

8/3/2012

Perpetual

8/14/2017

N/A

$

175.0

$

4,869.7

36.9%

6.50%

Investors Real Estate Trust

7/31/2012

Perpetual

8/8/2017

N/A

$

100.0

$

748.5

59.5%

7.95%

AG Mortgage Investment Trust, Inc.

7/27/2012

Perpetual

8/3/2017

N/A

$

45.0

$

355.6

76.5%

8.25%

Apollo Commercial Real Estate Finance, Inc.

7/25/2012

Perpetual

8/1/2017

N/A

$

75.0

$

344.4

50.8%

8.63%

Dynex Capital Inc.

7/25/2012

Perpetual

7/31/2017

N/A

$

50.0

$

553.2

85.2%

8.50%

Invesco Mortgage Capital Inc.

7/19/2012

Perpetual

7/26/2017

N/A

$

135.0

$

2,182.4

86.5%

7.75%

Senior Housing Properties Trust

7/17/2012

8/1/2042

8/1/2017

Baa3/BBB-

$

350.0

$

4,097.9

32.4%

5.63%

Kimco Realty Corporation

7/16/2012

Perpetual

7/25/2017

Baa2/BBB-3

$

225.0

$

7,906.6

34.6%

5.50%

Terreno Realty Corp.

7/12/2012

Perpetual

7/19/2017

N/A

$

40.0

$

204.1

25.0%

7.75%

Vornado Realty Trust

7/11/2012

Perpetual

7/18/2017

BB+/Baa33

$

300.0

$

15,612.5

39.9%

5.70%

Chesapeake Lodging Trust

7/10/2012

Perpetual

7/17/2017

N/A

$

110.0

$

551.9

43.2%

7.75%

Corporate Office Properties Trust

6/20/2012

Perpetual

6/27/2017

N/A

$

150.0

$

1,636.8

59.7%

7.38%

Resource Capital Corp.

6/7/2012

Perpetual

6/14/2017

N/A

$

6.6

$

457.6

79.9%

8.50%

Armour Residential Management LLC

5/31/2012

Perpetual

6/7/2017

N/A

$

35.0

$

1,240.2

90.0%

8.25%

Cedar Realty Trust, Inc.

5/15/2012

Perpetual

5/22/2017

N/A

$

10.0

$

341.0

68.8%

7.25%

Annaly Capital Management, Inc.

5/9/2012

Perpetual

5/16/2017

N/A

$

275.0

$

16,100.5

85.6%

7.63%

Equity LifeStyle Properties, Inc.

N/A

Perpetual

Five years after issuance

N/A

N/A

$

2,959.9

43.6%

6.15%

- 6.95%

Maximum

$

16,100.49

90.04%

8.63%

75th Percentile

$

4,097.88

79.87%

8.25%

Median

$

1,240.17

59.54%

7.75%

Mean

$

3,556.58

58.22%

7.37%

25th Percentile

$

457.60

36.90%

6.50%

Minimum

$

204.12

25.01%

5.50%

1

All issuances are redeemable at the option of the issuer at par.

2

Pricing on this preferred stock was not finalized as of the date of this presentation. An initial indication was a coupon range of 6.375% to 6.50%.

3

Credit rating on newly issued preferred stock.

PRIVATE AND CONFIDENTIAL

Fairness Analysis

Cost of Capital Analysis

Preferred stock is typically subordinate to a company’s debt but senior to a company’s common equity in the capital structure. At the same time, preferred stock is a financial instrument with characteristics similar to both debt and equity.  While preferred stock typically has a higher claim on the assets and earnings of a company than common stock, preferred shareholders usually do not have voting rights. However, preferred stock generally has a dividend that must be paid out before dividends to commons stockholders are paid out. As such, the cost of capital of preferred stock should be situated somewhere in between the cost of debt and the cost of equity.

While there are no easily observable market inputs regarding the current cost of preferred stock, one can make a reasonable assessment of the cost of preferred equity by analyzing the cost of debt and the cost of equity of a company.

For ELS, Houlihan analyzed its estimated cost of debt and cost of equity as of the date of issuance of the Series A Preferred Stock, and compared this to the respective cost of capital as of the date of issuance of the New Preferred Stock.

Houlihan estimated the cost of equity of ELS using two widely recognized methodologies, the build-up method and the capital asset pricing model as shown on the following pages. The cost of equity decreased using each of the methodologies during the timeframe from March 1, 2011 through August 1, 2012.

PRIVATE AND CONFIDENTIAL

Fairness Analysis

Cost of Capital Analysis (Continued)

03/01/2011

08/01/2012

Equity Lifestyle Properties, Inc.

Equity Lifestyle Properties, Inc.

Estimating the Cost of Equity

Estimating the Cost of Equity

Build-Up Method

Build-Up Method

Cost of Equity Estimate:

Cost of Equity Estimate:

Riskless Rate 1

4.25%

Riskless Rate 1

2.27%

Equity Risk Premium 2

6.70%

Equity Risk Premium 2

6.62%

Industry Risk Premium 3

3.82%

Industry Risk Premium 3

3.05%

Size Premium 4

1.81%

Size Premium 4

1.17%

Cost of Equity Estimate

16.58%

Cost of Equity Estimate

13.11%

1

Long-Term (20-year) U.S. Treasury Coupon Bond Yield - as of 03/01/2011.

1

Long-Term (20-year) U.S. Treasury Coupon Bond Yield - as of 08/01/2012.

2

2

Long-Run Stock Returns: Participating in the Real Economy - Ibbotson and

Long-Run Stock Returns: Participating in the Real Economy - Ibbotson and

Chen, 2011.

Chen, 2012.

3

3

IbbotsonAssociates:  Stocks, Bonds, Bills and Inflation 2011  SIC 6798:

IbbotsonAssociates:  Stocks, Bonds, Bills and Inflation 2012  SIC 6798: Real

Real Estate Investment Trusts.

Estate Investment Trusts.

4

4

IbbotsonAssociates:  Stocks, Bonds, Bills and Inflation 2011, Table C-1.

IbbotsonAssociates:  Stocks, Bonds, Bills and Inflation 2012, Table C-1.

PRIVATE AND CONFIDENTIAL

Fairness Analysis

Cost of Capital Analysis (Continued)

03/01/2011

08/01/2012

Equity Lifestyle Properties, Inc.

Equity Lifestyle Properties, Inc.

Estimated Cost of Equity

Estimated Cost of Equity

Capital Asset Pricing Model

Capital Asset Pricing Model

Riskless Rate 1

4.49%

Riskless Rate 1

2.56%

Equity Risk Premium 2

6.70%

Equity Risk Premium 2

6.62%

Beta

0.96

Beta

0.91

Cost of Equity Estimate

10.89%

Cost of Equity Estimate

8.57%

1

Yield on the 30 year US government bond as of 3/1/2011.

2

Long-Run Stock Returns: Participating in the Real Economy - Ibbotson and Chen, 2011.

1

Yield on the 30 year US government bond as of 8/1/2012.

2

Long-Run Stock Returns: Participating in the Real Economy - Ibbotson and
Chen, 2012.

PRIVATE AND CONFIDENTIAL

Fairness Analysis

Cost of Capital Analysis (Continued)

•

Houlihan estimated the Company’s cost of debt by analyzing the evolution of the yield on a number of REIT fixed income indices published by Merrill Lynch. Houlihan noted that the yield on the Merrill Lynch REIT index decreased since the issuance date of the Series A Preferred Stock, albeit not by the same amount as the 10 year US treasury yield. The yield contraction was noticeable across all REIT sectors, as shown on the following page.

•

The Company currently has no publicly traded debt. However, on July 1, 2011, the Company closed on a $200 million term loan which matures on June 30, 2017 and has a one-year extension option, with an interest rate of LIBOR plus 1.85% to 2.85%.

•

In addition, the Company has an unused line of credit with an interest rate of LIBOR plus 1.65% to 2.50% which matures on September 18, 2015.

•

Lastly, the Company has outstanding mortgage indebtedness on properties held for long term. The weighted average interest rate on this secured debt was 6.10% and 5.50% as of 3/31/2011 and 6/30/2012 respectively.

Historical U.S. REIT and Treasury Yields

4.5

4

3.5

3

2.5

U.S. Overall REIT Index

2

U.S. 10 Year Treasury Note

1.5

1

0.5

0

PRIVATE AND CONFIDENTIAL

Fairness Analysis

Cost of Capital Analysis (Continued)

Equity Lifestyle Properties, Inc.

REIT Fixed Income Indices

3/1/2011

8/1/2012

Merrill Lynch Healthcare REIT Index

4.16%

3.18%

Merrill Lynch Multi-Family Housing REIT Index

3.49%

2.56%

Merrill Lynch Office/Industrial REIT Index

4.52%

3.51%

Merrill Lynch Retail REIT Index

3.89%

2.86%

Average Cost of Debt1

4.02%

3.03%

Merrill Lynch Overall REIT Index2

4.11%

3.13%

1Average of the Merrill Lynch Healthcare, Multi-Family Housing, Office/Industrial and Retail REIT Indices. No manufactured housing or lodging
REIT index was available.

2This index is separate from the above indices, but consists of fixed income debt securities of a wide range of REITS.

PRIVATE AND CONFIDENTIAL

Fairness Analysis

Cost of Capital Analysis (Continued)

Lastly, Houlihan compared the coupon rate on the Series A Preferred Stock to the Company’s indicated cost of common equity and cost of debt. Given the decrease in the cost of common equity and the decline in the cost of debt of the Company since the date of issuance of the Series A Preferred Stock, Houlihan believes the cost of preferred equity would have contracted by a similar amount. In addition, Houlihan noted the Company was able to increase its size in terms of market capitalization and FFO, as well as decrease its leverage during the same time period. This would further warrant a lower cost of preferred equity relative to the issuance of the Series A Preferred Stock.

Equity Lifestyle Properties, Inc.

REIT Indices

($ Amounts in Million)

3/1/2011

8/1/2012

Indicated Cost of Common Equity1

13.74%

10.85%

Indicated Cost of Preferred Equity2

8.88%

6.94%

Actual Cost of Preferred Equity

8.03%

6.00

- 6.75%

Indicated Cost of Debt3

4.02%

3.03%

ELS Secured Property Debt4

6.10%

5.50%

ELS Line of Credit5

LIBOR + 1.65% to 2.50% LIBOR + 1.65% to 2.50%

ELS Term Loan6

LIBOR + 1.85% to 2.80% LIBOR + 1.85% to 2.80%

Market Capitalization

$1,764.39

$2,959.57

Total Debt to Total Capital Ratio

44.47%

43.60%

LTM Funds From Operations

$123.16

$143.18

LTM Funds From Operations as a % of Revenue

24.1%

24.7%

1Calculated as the average of the indicated cost of equity by the build-up method and the capital asset pricing model.

2Calculated as the average of the indicated cost of common equity and the indicated cost of debt.

3Calculated as the average of the Merrill Lynch Healthcare, Multi-Family Housing, Office/Industrial and Retail REIT Indices.

4The Company has outstanding mortgage indebtedness on properties held for long term. The weighted average interest rate on this secured debt was considered as of 3/31/2011 and 6/30/2012.

5This line of credit was amended on May 19, 2011 and has a maturity date on September 18, 2015.

6The term loan closed on July 1, 2011 and matures on June 30, 2017.

PRIVATE AND CONFIDENTIAL

Fairness Analysis

Preferred Stock Coupon Rate Conclusion

Based on our analyses, our study has concluded that the indicated coupon range on newly issued preferred stock by
ELS as of the date of this presentation is as follows:

Equity Lifestyle Properties, Inc.

Coupon Rate Summary

Summary

Methodology

Low

Base

Market Approach - Comparable Transactions Method

6.15%

6.95%

Market Approach - Comparable Cost of Capital

6.00%

6.75%

PRIVATE AND CONFIDENTIAL

Conclusion

Conclusion

In determining the fairness of the Transaction, from a financial point of view, to the Company’s existing preferred shareholders, Houlihan considered the following:

•

The terms of the Series A Preferred Stock, including the Company’s redemption option, which allows the Company to redeem the Series A Preferred Stock at any point in time at the Company’s option. Furthermore, Houlihan considered the fact that the Transaction is a voluntary transaction in which the holders of the Series A Preferred Stock may choose to participate or not. Houlihan noted that any outstanding Series A Preferred Stock not exchanged for the New Preferred Stock may be redeemed in cash for their liquidation preference plus unpaid dividends through the date of redemption.

•

The coupon rate on preferred stock issuances with comparable terms relative to the New Preferred Stock as well as the evolution of the Company’s cost of capital since the date of issuance of the Series A Preferred Stock. It was determined that a reasonable coupon for newly issued ELS preferred stock would be in a range of 6.00% to 6.95%. Therefore, the economic and other terms of the New Preferred Stock are approximately the same as: a) the holders of the Series A Preferred Stock would be able to obtain if their shares would be redeemed for cash and the holders were to reinvest the redemption proceeds in a comparable security; and b) the terms the Company would likely have to offer if it sought to fund the redemption of the Series A Preferred Stock with new preferred stock.

•

The fact that the Company will have the right to redeem the New Preferred Stock only after five years, which is consistent with the terms of recent observed preferred stock issuances in the REIT sector, whereas the Series A Preferred Stock is immediately redeemable.

PRIVATE AND CONFIDENTIAL

Conclusion

Conclusion (continued)

•

The historical and current market prices of the Series A Preferred Stock. It was noted that the Series A Preferred Stock is trading at approximately its liquidation preference. Based on its analysis of the terms of the New Preferred Stock, Houlihan believes the fair value of the New Preferred Stock would be approximately equal to the price at which the Series A Preferred Stock has recently traded. In particular, the comparability of the terms of the New Preferred Stock to the terms of recent observed preferred stock issuances implies that the terms of the New Preferred Stock are consistent with current market trends. Houlihan is of the opinion that the New Preferred Stock should trade at approximately its liquidation preference as of the date hereof.

•

The net book value, going concern value and liquidation value of the Company. It was determined that these factors do not have a direct impact on the fairness of the Transaction because of the nature of the Series A Preferred Stock, including the fact that the Series A Preferred Stock has a defined liquidation and redemption value, making these factors of only limited relevance to the value of the Series A Preferred Stock.

•

The price paid for the Series A Preferred Stock in purchases by the Company or its affiliates over the previous two fiscal years. It was noted that the Company has not previously conducted repurchases of Series A Preferred Stock. Therefore, the terms of such purchases were not taken into account in the analysis.

•

Other firm offers during the preceding two years for merger, consolidation, or sale of assets of the Company, or for securities of the Company sought in order to exercise control. It was noted that the Company is not aware of any firm offers made within the last two years regarding an acquisition of the Company or a substantial part of its assets. Therefore, the terms of such offers were not taken into account in the analysis.

•

Houlihan did not receive any reports, opinions or appraisals relating to the value of the Transaction and its fairness from a financial point of view to the existing preferred shareholders of the Company.

•

Based upon the foregoing, Houlihan determined that as of the date hereof, the Transaction is fair, from a financial point of view, to the existing preferred shareholders of the Company.

PRIVATE AND CONFIDENTIAL

Conclusion

Conclusion (continued)

It is Houlihan’s opinion that, as of the date hereof, the Transaction is fair, from a financial point of view, to the existing preferred shareholders of the Company.

PRIVATE AND CONFIDENTIAL

Exhibit A

Exhibit A: Guideline Public Companies Description

Equity Lifestyle Properties, Inc.

Guideline Public Companies Description

Ticker                      Company Name

NYSE:ACC              American Campus Communities, Inc.

NYSE:AEC              Associated Estates Realty Corporation

NYSE:BRE               BRE Properties Inc.

NYSE:EDR              Education Realty Trust, Inc.

NYSE:ESS               Essex Property Trust Inc.

NYSE:HME             Home Properties Inc.

NYSE:PPS               Post Properties Inc.

NYSE:SUI                Sun Communities Inc.

Description

American Campus Communities, Inc. is an independent equity real estate investment trust. The firm invests in the real estate markets of the United
States. It primarily engages in developing, owning, and managing high-quality student housing communities. The firm diversifies its functions across acquisition, design, financing, development, construction management, leasing and management of student housing properties. American
Campus Communities, Inc. was formed in 1993 and is based in Austin, Texas.

Associated Estates Realty Corporation is an independent real estate investment trust. The firm invests in the real estate markets of the United States.
It specializes in owning and managing apartment communities in the Midwest, Mid-Atlantic and Southeast regions of the United States. Associated
Estates Realty Corporation is headquartered in Richmond Heights, Ohio.

BRE Properties Inc. is an independent real estate investment trust. The firm invests in the real estate markets of the United States. It focuses on the development, acquisition, and management of multifamily apartment communities. BRE Properties Inc. was founded in 1970 and is based in San
Francisco, California.

Education Realty Trust, Inc., a real estate investment trust (REIT), develops, acquires, owns, and manages student housing communities located near university campuses in the United States.

Essex Property Trust, Inc. operates as a self-administered and self-managed real estate investment trust in the United States. It engages in the ownership, operation, management, acquisition, development, and redevelopment of apartment communities, as well as commercial properties.
As of March 31, 2012, the company owned or had interests in 158 apartment communities; and 5 commercial buildings, as well as 5 development projects. Its communities are located in Los Angeles, Orange, Riverside, San Diego, Santa Barbara, and Ventura counties in southern California;
and the San Francisco Bay area in northern California, as well as in the Seattle metropolitan area. The company has elected to be taxed as a real estate investment trust. As a result, it would not be subject to corporate income tax on that portion of its net income that is distributed to shareholders. Essex Property Trust, Inc. was founded in 1971 and is headquartered in Palo Alto, California.

Home Properties, Inc. is an independent real estate investment trust. The firm invests in the real estate markets of the United States. It is engaged in the ownership, management, acquisition, rehabilitation and development of residential apartment communities. The firm also invests in townhomes and offices. Home Properties, Inc. was founded in November 1993 and is based in Rochester, New York.

Post Properties, Inc. is an independent real estate investment trust. The firm invests in the real estate markets of the United States. It primarily develops, owns, and manages multi-family apartment communities. Post Properties, Inc. was founded in 1971 and is based in Atlanta, Georgia.

Sun Communities, Inc. operates as a real estate investment trust (REIT). It owns, operates, and develops manufactured housing communities in the midwestern, southern, and southeastern United States. As of April 1, 2011, it owned and operated a portfolio of 136 communities comprising approximately 47,600 developed sites. As a REIT, it would not be subject to federal tax to the extent that it distributes at least 90% of its taxable income to its shareholders. The company, through its subsidiary, Sun Home Services, Inc., also involves in marketing, selling, and leasing new and pre-owned homes. Sun Communities, Inc. was founded in 1975 and is headquartered in Southfield, Michigan.

PRIVATE AND CONFIDENTIAL